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                                                                      Exhibit 21

                           RESTRICTED SUBSIDIARIES OF
                               HARTE-HANKS , INC.
                            As of September 30, 1998



                                                                       State of               % of Stock
Name of Corporation                                                 Incorporation                Owned
-------------------                                                 --------------            ----------
DiMark, Inc.                                                        New Jersey                    100%
DiMark Marketing, Inc.                                              Pennsylvania                  100%(1)
Direct Market Concepts, Inc.                                        Florida                       100%
DMK, Inc.                                                           Delaware                      100%(2)
The Flyer Publishing Corporation                                    Florida                       100%
Harte-Hanks Data Technologies, Inc.                                 Massachusetts                 100%
Harte-Hanks Delaware, Inc.                                          Delaware                      100%
Harte-Hanks Direct, Inc.                                            Delaware                      100%
Harte-Hanks Direct Marketing/Baltimore, Inc.                        Maryland                      100%
Harte-Hanks Direct Marketing/Cincinnati, Inc.                       Ohio                          100%
Harte-Hanks Direct Marketing/Dallas, Inc.                           Delaware                      100%
Harte-Hanks Direct Marketing/Fullerton, Inc.                        California                    100%
Harte-Hanks do Brazil Consultoria e Servicos Ltda.                  Brazil                        100%(3)
Harte-Hanks Limited                                                 England                       100%(3)
Harte-Hanks Market Research, Inc.                                   New Jersey                    100%
Harte-Hanks Partnership, Ltd.                                       Texas                         100%(7)
Harte-Hanks Pty. Limited                                            Australia                     100%(3)
Harte-Hanks Response Management/Boston, Inc.                        Massachusetts                 100%
Harte-Hanks Response Management Call Centers, Inc.                  Delaware                      100%
Harte-Hanks Response Management Europe                              Belgium                       100%
Harte-Hanks Shoppers, Inc.                                          California                    100%
Harte-Hanks Stock Plan, Inc.                                        Delaware                      100%
H&R Communications, Inc.                                            New Jersey                    100%(2)
HTS, Inc.                                                           Connecticut                   100%
Information for Marketing Limited (shell corporation)               England                       100%(5)
Marketing Communications, Inc.                                      Missouri                      100%
Mars Graphic Services, Inc.                                         New Jersey                    100%(4)
Mercantile Software Systems, Inc.                                   New Jersey                    100%
Northern Comprint Co.                                               California                    100%
NSO, Inc.                                                           Ohio                          100%
1-800 Service Partners, Inc.                                        Texas                         100%
Potpourri Shopper, Inc.                                             California                    100%
PRO Direct Response Corp.                                           New Jersey                    100%(2)
PSP&D, Inc.                                                         Delaware                      100%(6)
Select Marketing, Inc.                                              Texas                         100%
Southern Comprint Co.                                               California                    100%
Sutton Industries, Inc.                                             Delaware                      100%


(1) Owned by Mars Graphic Services, Inc.
(2) Owned by DiMark Marketing, Inc.
(3) Owned by Harte-Hanks Data Technologies, Inc.
(4) Owned by DiMark, Inc.
(5) Owned by Harte-Hanks Limited
(6) Owned by Sutton Industries, Inc.
(7) 99.5% Owned by Harte-Hanks Delaware, Inc.
       .5% Owned by Harte-Hanks , Inc.